UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2018

JUNIPER PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10352	5902758596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Arch Street Suite 3110 Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 639-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Juniper Pharmaceuticals, Inc. (the “Company”) on July 2, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated July 2, 2017, by and among Catalent Pharma Solutions, Inc. (“Catalent”) a wholly owned subsidiary of Catalent, Inc., Catalent Boston, Inc., a wholly owned subsidiary of Catalent (“Merger Sub”), and the Company. Pursuant to the Merger Agreement, Merger Sub commenced a tender offer to purchase all of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares”), for a purchase price of $11.50 per Share (the “Offer Price”), net to the seller in cash, without interest, and upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 17, 2018 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at 12:00 midnight, New York City time, at the end of August 13, 2018 (such date and time, the “Expiration Time”). American Stock Transfer & Trust Company, LLC, the depositary for the Offer, advised Merger Sub that, as of the Expiration Time, a total of approximately 9,285,239 Shares, representing approximately 82% of the Company’s currently outstanding Shares, were validly tendered and not withdrawn in the Offer, including 144,141 Shares tendered pursuant to guaranteed delivery procedures. As of the Expiration Time, the number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Condition (as defined in the Offer), and all other conditions to the Offer were satisfied. Immediately after the Expiration Time, Merger Sub irrevocably accepted for payment, and will promptly pay for, all Shares validly tendered and not validly withdrawn prior to the Expiration Time.

On August 14, 2018, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (“DGCL”), Merger Sub merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Catalent.

At the effective time of the Merger (the “Effective Time”), as a result of the Merger, and pursuant to the terms and subject to the conditions of the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Offer Price, in cash, without interest thereon and subject to any required tax withholding, other than other than (i) Shares held in the treasury of the Company, (ii) Shares held by Catalent, Merger Sub, or any other direct or indirect wholly owned subsidiary of Catalent or Merger Sub, and (iii) Shares held by stockholders who have properly exercised their demands for appraisal of such Shares in accordance with the DGCL and have neither withdrawn nor lost such rights prior to the Effective Time.

The effect of the Merger on Company stock options and other equity-based awards is described on page 5 of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on July 17, 2018, as amended on July 31, 2018 and August 14, 2018, which description is incorporated herein by reference.

Upon the closing of the Merger, Catalent paid an aggregate consideration of approximately $130 million for the Shares, not including related transaction fees and expenses. Catalent funded these payments with available cash on hand.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company (i) notified the NASDAQ Global Market (“NASDAQ”) on August 14, 2018 that the Merger was consummated and (ii) requested that NASDAQ (x) halt trading in the Shares for August 14, 2018 and suspend trading of the Shares effective August 14, 2018 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file a certification on Form 15 with the SEC to cause the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act to be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information disclosed under Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on August 14, 2018, a change in control of the Company occurred and the Company is now a wholly owned subsidiary of Catalent.

The information disclosed under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) each of Dr. Cristina Csimma, James A. Geraghty, Jennifer Good, Dr. Mary Ann Gray, Ann Merifield, Richard Messina, Dr. Nikin Patel and Alicia Secor ceased to be members of the Company’s board of directors or any committee thereof, (ii) Steven L. Fasman and Michael Grippo became the sole members of the Company’s board of directors, and (iii) the Company’s officers immediately prior to the Effective Time became the officers of the surviving corporation of the Merger. Subsequently on August 14, 2018, the Company appointed new executive officers of the Company, including John Chiminski as President and Chief Executive Officer and Wetteny Joseph as Senior Vice President, Chief Financial Officer & Assistant Treasurer.

Information about each of the officers and directors of the Company noted above is contained in Schedule A the Offer to Purchase, which information is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the Company’s amended and restated certificate of incorporation and the Company’s amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto, each of which is incorporated herein by reference.

Item 8.01 Other Events.

On August 14, 2018, the Company and Catalent issued a joint press release relating to the expiration of the Offer and the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of July 2, 2018, among Juniper Pharmaceuticals, Inc., Catalent Pharma Solutions, Inc., and Catalent Boston, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2018).

3.1	Amended and Restated Certificate of Incorporation of Juniper Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Juniper Pharmaceuticals, Inc.

99.1	Joint Press Release issued by Catalent, Inc. and Juniper Pharmaceuticals, Inc., dated August 14, 2018 (incorporated by reference to Exhibit (a)(5)(E) to the Schedule TO filed by Catalent Pharma Solutions, Inc. and Catalent Boston, Inc. with the Securities and Exchange Commission on August 14, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Pharmaceuticals, Inc.

August 14, 2018	By:	/s/ Alicia Secor
	Name:	Alicia Secor
	Title:	President and Chief Executive Officer